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                                                                    EXHIBIT 24.1

                              DUKE POWER COMPANY

                               POWER OF ATTORNEY
                               -----------------

           a maximum of $350,000,000 principal amount or par value, as the case may be, of (i) Junior Subordinated Debentures or Notes (Debentures),
     (ii) Preferred Stock, (iii) Preferred Stock A, and/or (iv) preferred securities of one or more direct or indirect subsidiary limited partnerships, limited liability companies or statutory business trusts
                         holding Debentures as assets
                                 (Securities)

     The undersigned DUKE ENERGY CORPORATION, a North Carolina corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Richard J. Osborne and Ellen T. Ruff, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a Registration Statement of said Duke Energy Corporation on Form S-3 and any and all amendments thereto for the purpose of registering under the Securities Act of 1933 the Securities, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

     Executed the 28th day of October, 1997.



                                      DUKE ENERGY CORPORATION



                                       By /s/ R. B. Priory
                                          -----------------------
                                          Chairman and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Robert T. Lucas III
-----------------------
    Assistant Secretary

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/s/  R. B. Priory              Chairman and Chief Executive Officer
     ------------------        (Principal Executive Officer and Director)
     R. B. Priory

/s/  Richard J. Osborne        Executive Vice President and Chief Financial
     ------------------        Officer (Principal Financial Officer)
     Richard J. Osborne

/s/  Jeffrey L. Boyer          Vice President and Corporate Controller
     ------------------        (Principal Accounting Officer)
     Jeffrey L. Boyer

/s/  Paul M. Anderson          (Director)
     ------------------
     Paul M. Anderson

/s/  G. Alex Bernhardt         (Director)
     ------------------
     G. Alex Bernhardt

/s/  Robert J. Brown           (Director)
     ------------------
     Robert J. Brown

/s/  William A. Coley          (Director)
     ------------------
     William A. Coley

/s/  William T. Esrey          (Director)
     ------------------
     William T. Esrey

/s/  Ann Maynard Gray          (Director)
     ------------------
     Ann Maynard Gray


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/s/  Harold S. Hook                      (Director)
     -----------------------
     Harold S. Hook

/s/  W. W. Johnson                       (Director)
     -----------------------
     W. W. Johnson

/s/  Max Lennon                          (Director)
     -----------------------
     Max Lennon

/s/  Leo E. Linbeck, Jr.                 (Director)
     -----------------------
     Leo E. Linbeck, Jr.

/s/  James G. Martin                     (Director)
     -----------------------
     James G. Martin

/s/  Buck Mickel                         (Director)
     -----------------------
     Buck Mickel

/s/  Russell M. Robinson, II             (Director)
     -----------------------
     Russell M. Robinson, II